Exhibit (e)(1)(i)

SCHEDULE A

Distribution Agreement

GMO TRUST

40 Rowes Wharf, Boston, MA 02110

# of Portfolios	Series	Class
1	U. S. Core Equity Fund	III, IV, V, VI, M
2	Quality Fund	III, IV, V, VI
3	U.S. Intrinsic Value Fund	III
4	U.S. Growth Fund	III, M
5	U.S. Small/Mid Cap Fund	III
6	Real Estate Fund	III
7	International Intrinsic Value Fund	II, III, IV, M
8	International Growth Equity Fund	III, IV
9	International Core Equity Fund	III, IV, VI
10	Developed World Stock Fund	III, IV
11	Currency Hedged International Equity Fund	III
12	Foreign Fund	II, III, IV, M
13	Foreign Small Companies Fund	III, IV
14	International Small Companies Fund	III
15	Emerging Markets Fund	II, III, IV, V, VI
16	Emerging Countries Fund	III, M
17	Domestic Bond Fund	III, VI
18	Core Plus Bond Fund	III, IV
19	International Bond Fund	III
20	Strategic Fixed Income Fund	III, VI
21	Currency Hedged International Bond Fund	III
22	Global Bond Fund	III
23	Emerging Country Debt Fund	III, IV
24	Short-Duration Investment Fund	III
25	Short-Duration Collateral Share Fund	III, VI
26	Inflation Indexed Plus Bond Fund	III, VI
27	U.S. Equity Allocation Fund	III
28	International Equity Allocation Fund	III
29	International Opportunities Equity Allocation Fund	III
30	Global Equity Allocation Fund	III
31	World Opportunities Equity Allocation Fund	III
32	Global Asset Allocation Fund	III
33	Strategic Opportunities Allocation Fund	III
34	Benchmark-Free Allocation Fund	III, IV, MF
35	Alpha Only Fund	III, IV
36	Tax-Managed International Equities Fund	III
37	U.S. Treasury Fund	N/A
38	Asset Allocation Bond Fund	III, VI
39	Asset Allocation International Bond Fund	III, VI
40	Flexible Equities Fund	III, VI
41	Short-Duration Collateral Fund	N/A
42	Taiwan Fund	III, VI
43	Emerging Domestic Opportunities Fund	II, III, IV, V, VI
44	Asset Allocation International Small Companies Fund	III
45	International Large/Mid Cap Value Fund	III, IV, V, VI
46	GMO International Intrinsic Value Extended Markets Fund	II, III, IV, V, VI
47	GMO Global Focused Equity Fund	III, IV, V, VI
48	GMO Resources Fund	III, IV, V, VI